UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report:	November 10, 2011
(Date of earliest event reported):	November 8, 2011

FULTON FINANCIAL CORPORATION
(Exact name of Registrant as specified in its Charter)

Pennsylvania	0-10587	23-2195389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

P.O. Box 4887, One Penn Square Lancaster, Pennsylvania	17604
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 717-291-2411
Former name or former address, if changed since last Report: N/A

Check the  appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
[ ]	Pre-commencement to communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01 – Other Events.

On November 8, 2011, Fulton Financial Corporation and Fulton Bank, N.A. were informed of the sudden passing of John O. Shirk who was a long time member of both boards. Mr. Shirk was currently of counsel with Barley Snyder and was a partner of the firm until 2007. He served for many years as general counsel for Franklin & Marshall College and represented numerous manufacturers, distributors and retail firms. He was listed among Pennsylvania's "Super Lawyers" by Law & Politics on several occasions, served on several boards and was deeply involved in the community for numerous years.

Mr. Shirk first joined the Fulton Financial Corporation and Fulton Bank, N.A. Boards of Directors in September of 1983.  R. Scott Smith, Jr., Chairman and Chief Executive Officer said that "during his more than 28 years of service, his legal experience, coupled with his considerable expertise in corporate finance, mergers and acquisitions, and strategic business planning, were tremendous assets to our organization.  Those who knew him personally will no doubt remember his remarkable intellect, keen observatory skills, and his candor.  Our thoughts are with his wife and family at this difficult time."

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 10, 2011	Fulton Financial Corporation By: /s/ Charles J. Nugent Charles J. Nugent Senior Executive Vice President and Chief Financial Officer